UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2023

Date of Report (Date of earliest event reported)

Nova Vision Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40713	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Havelock Road #07-12 Singapore	059763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 87183000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, one Redeemable Warrant entitling the holder to purchase one half of an Ordinary Share, and one Right entitling the holder to receive one-tenth of an Ordinary Share	NOVVU	NASDAQ Capital Market
Ordinary Shares	NOVV	NASDAQ Capital Market
Warrants	NOVVW	NASDAQ Capital Market
Rights	NOVVW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 19, 2023, MaloneBailey, LLP (“MaloneBailey”), the independent registered public accounting firm of Nova Vision Acquisition Corp. (the “Company”), notified the Company that the Company’s balance sheet as of December 31, 2021 and 2022, and the related statements of operations, statement of changes in shareholders’ equity (deficit), and cash flows (the “Financial Statements”) included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 (the “Form 10-K”) should be restated and should no longer be relied upon.

Subsequent to the Company’s filing of the Form 10-K, it was discovered that there are errors in the original valuation of instruments in the units issued by the Company in its initial public offering, and the Company determined that the errors required adjustment of Financial Statements. This led to a change in the initial fair value allocation of public shares and a change in the accretion of carrying value to redemption value. The Company also determined that a change in the value of net cash used in investing and financing activities is necessary due to redemption of ordinary shares of the Company.

The Company and MaloneBailey determined that the reporting effects of the above errors had a material impact to the Financial Statements included in the Form 10-K. As a result, the Financial Statements need to be restated, and the Company filed an Amendment no. 1 to the Form 10-K ( “Amendment No.1”) with the SEC on June 30, 2023. Subsequently on July 28, 2023, the Company received a comment letter from the SEC relating to Amendment No.1, in response to which the Company further amended and restated the Form 10-K by filing an Amendment No.2 to the Form 10-K, to correct a scrivener’s error contained in the audit opinion issued by MaloneBailey and revise note 3 to the financial statements to discuss the restatement of net cash used in investing and financing activities relating to the ordinary shares redemption.

The Company’s management concluded that in light of the errors mentioned above, a material weakness existed in the Company’s internal control over financial reporting as of December 31, 2022, and the Company’s disclosure controls and procedures were not effective as of December 31, 2022.

The Company’s management and its Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with MaloneBailey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nova Vision Acquisition Corp.

Date: August 7, 2023	By:	/s/ Eric Ping Hang Wong
	Name:	Eric Ping Hang Wong
	Title:	Chief Executive Officer